UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2018 (January 27, 2018)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer; Appointment of Chief Executive Officer and Director
On January 30, 2018, Och-Ziff Capital Management Group LLC (the “Company” or “Och-Ziff”) announced that Robert Shafir will succeed Daniel S. Och as Chief Executive Officer (“CEO”) of the Company, as of February 5, 2018 (the “Effective Date”). Mr. Shafir also was appointed to the Board of Directors (the “Board”) from the Effective Date. Mr. Och will remain as the Chairman of the Board, an Executive Managing Director and the largest shareholder in the Company. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1.
Pursuant to the Class B Shareholders Agreement, by and between the Company and the holders of the Company’s Class B Shares, dated as of November 13, 2007, Mr. Shafir will serve on the Board as a designee of the Class B Shareholder Committee and will serve as a Class I director for a term that coincides with the remainder of the three-year term of the existing Class I directors, ending at the 2020 annual meeting of shareholders and until his successor is duly elected and qualified. The Board has not appointed Mr. Shafir to serve on any of its committees. Given that Mr. Shafir is a member of management, he will not receive any compensation with respect to his service as a director, but will be reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
Mr. Shafir, age 59, previously served in various capacities at Credit Suisse Group AG, most recently as the CEO of Credit Suisse Americas from 2008 to 2016 and Co-Head of Private Banking & Wealth Management, which included oversight of Asset Management, from 2012 to 2016. He also served on the Executive Board from 2007 until 2015. Prior to joining Credit Suisse in 2007, Mr. Shafir held several senior positions at Lehman Brothers Inc. for over 17 years, including Head of Global Equities and a member of the Executive Board. Mr. Shafir serves on the Board of The Film Society of Lincoln Center, and formerly served on the Boards of The Dwight School Foundation and The Cystic Fibrosis Foundation. Mr. Shafir received a B.A. in Economics from Lafayette College and an M.B.A. from Columbia Business School.
New CEO Employment Agreement
In connection with Mr. Shafir’s appointment as CEO, he has entered into an executive employment agreement, dated January 27, 2018, with OZ Management LP, a subsidiary of the Company (the “Employment Agreement”). The term of Mr. Shafir’s Employment Agreement ends on the fourth anniversary of the Effective Date.
Cash Compensation
The Employment Agreement provides that Mr. Shafir will receive an annual base salary of $2 million and a discretionary annual bonus with a minimum annual bonus equal to 100% of his base salary and a maximum annual bonus equal to 200% of his base salary, which may be paid in a combination of cash, deferred cash or equity awards of the Company; provided, that no less than 60% of each annual bonus will be paid in cash.
Equity Compensation
In connection with entering into the Employment Agreement, Mr. Shafir will receive (i) a one-time sign-on grant of 12 million restricted share units (the “Sign-On RSUs”), and (ii) a one-time sign-on grant of 10 million performance-based RSUs (the “Sign-On PSUs”), in each case, subject to the terms of the Company’s 2013 Incentive Plan (the “Incentive Plan”).
The Employment Agreement also provides that Mr. Shafir will receive an annual grant of RSUs equal to $5 million in value at grant (the “Annual RSUs”) for each year of the term of the Employment Agreement, subject to the terms of the Incentive Plan. The grant of Annual RSUs may be reduced in the sole discretion of the Board to no less than 2.5 million RSUs in the event that the fair market value of Class A Shares of the Company is less than $2.00 on the date of grant, in which case the remainder of the value of the annual grant will be made in the form of cash-based awards subject to the same terms and conditions as the Annual RSUs. The first grant of Annual RSUs will be made as soon as practicable after the Effective Date.
The Sign-On RSUs and the Annual RSUs will vest in four equal installments on each of the first four anniversaries of the grant date, provided that Mr. Shafir is employed by the Company on each vesting date.
The Sign-On PSUs will conditionally vest if: (i) Mr. Shafir has continued in uninterrupted service until the third anniversary of the grant date (the “Service Condition”), and (ii) on or after such date, the total shareholder return on Class A Shares of the Company based on the average closing price on the NYSE for the 10 trading days immediately following the date of the public announcement of the appointment of Mr. Shafir as CEO equals or exceeds the Performance Thresholds, as defined in the Employment Agreement (the “Performance Condition”).
If a Sign-On PSU has not satisfied both the Service Condition and the Performance Condition by the sixth anniversary of the grant date, it will be forfeited and canceled immediately.
The Employment Agreement also provides that for so long as Mr. Shafir is employed by the Company, he will continue to hold at least 50% of the after-tax portion of Class A Shares of the Company delivered in respect of any equity awards (including on settlement of the Annual RSUs, Sign-On RSUs and Sign-On PSUs). This restriction will lapse on a termination of employment for any reason or upon a Change in Control.
Change in Control
In the event of a Change in Control (as defined in the Employment Agreement), all outstanding Sign-On RSUs and Annual RSUs will remain outstanding and continue to vest subject to Mr. Shafir’s continued employment with the Company or successor entity in a Substantially Equivalent Position (as defined in the Employment Agreement); provided, that (A) if Mr. Shafir’s employment with the Company or successor entity is terminated by the Company without cause or by Mr. Shafir because his position has ceased to be a Substantially Equivalent Position, in each case during the period beginning 6 months prior to a Change in Control and ending on the earlier of the two-year period following a Change in Control and the fourth anniversary of the Effective Date, or (B) if Mr. Shafir is not offered a Substantially Equivalent Position in such Change in Control and terminates his employment within 30 days following such Change in Control, in each case, then Mr. Shafir will be entitled to the payments and benefits payable on a termination without cause as described below.
In the event of a Change in Control, the Service Condition with respect to the Sign-On PSUs will be waived (if not already satisfied) but only to the extent that the applicable Performance Condition has been satisfied pursuant to the price per Class A Share of the Company implied by the Change in Control and the Sign-On PSUs will become vested to the extent the Performance Condition has been so satisfied, and the remaining unvested Sign-On PSUs, if any, will be forfeited on such date.
Termination of Employment
The Employment Agreement provides that upon a termination of Mr. Shafir’s employment by the Company without cause, or by Mr. Shafir by reason of his position no longer being a Substantially Equivalent Position, in each case, prior to the expiration of the term, Mr. Shafir will be entitled to receive the following severance benefits (the “Severance Benefit”): (1) a lump sum cash payment equal to (A) if such termination occurs prior to the second anniversary of the Effective Date, the lower of (x) the Base Severance Benefit (as defined below) and (y) $18 million, and (B) if such termination occurs on or after the second anniversary of the Effective Date, the lower of (x) the Base Severance Benefit, multiplied by a fraction, the numerator of which is the number of full months remaining in the initial term, and the denominator of which is 24, and (y) $18 million; (2) his minimum annual bonus, pro-rated for the fiscal year in which the termination occurs through the termination date; and (3) his annual bonus earned for the most recently completed fiscal year, to the extent such annual bonus was not previously paid. For purposes of the Employment Agreement, “Base Severance Benefit” means the product of (x) base salary and maximum annual bonus, multiplied by (y) 3.0.

In addition, upon Mr. Shafir’s termination without cause or by reason of his position no longer being a Substantially Equivalent Position as described above, his outstanding equity awards will also be treated as follows: (A) (i) the next two installments of the Sign-On RSUs will become vested on the termination date (or, for a qualifying termination in connection with a Change in Control, the later of the termination date and the date of the Change in Control), and in addition, to the extent unvested following application of the previous clause, a portion of an additional installment of Sign-On RSUs, pro-rated for the year of the employment term in which the termination occurs through the termination date, shall also become vested as of such date (and the remaining unvested Sign-On RSUs, if any, will be forfeited on such date); and (ii) the next two installments of the Annual RSUs will become vested as of the termination date (or, for a qualifying termination in connection with a Change in Control, the later of the termination date and the date of the Change in Control) and the remaining unvested Annual RSUs, if any, will be forfeited on such date; and (B) the Service Condition with respect to the Sign-On PSUs will be waived and Mr. Shafir will conditionally retain any remaining Sign-On PSUs for a period of up to 24 months following the termination date, at which time any such Sign-On PSUs that have not satisfied the Performance Condition will be forfeited.
If the Company does not offer to renew the Employment Agreement at the expiration of its term on substantially similar terms, (i) all unvested Annual RSUs and all unvested Sign-On RSUs then-held by Mr. Shafir will vest, (ii) Mr. Shafir will retain all of his remaining Sign-On PSUs until the sixth anniversary of the grant date, at which time any such Sign-On PSUs that have not satisfied the Performance Condition will be forfeited, (iii) all equity and deferred awards granted in payment of any annual bonuses then-held by Mr. Shafir will vest and he will receive his annual bonus earned for the most recently completed fiscal year, to the extent such annual bonus was not previously paid, and (iv) Mr. Shafir will receive his minimum annual bonus, pro-rated for the fiscal year in which the termination occurs.
The payment of the Severance Benefit and the treatment of the equity awards upon a qualifying termination of employment as described above under “Change in Control” and “Termination of Employment” in each case, is subject to Mr. Shafir’s execution of a general release of claims against the Company.
Restrictive Covenants
The Employment Agreement contains non-competition and non-solicitation restrictions, ending on the second anniversary of the date of Mr. Shafir’s termination for any reason (or on the 18-month anniversary in the case of a termination of employment upon or following the expiration of the term of the Employment Agreement in the case of the restrictions on competition and solicitation of the Company's investors), as well as confidentiality and other restrictions that are generally consistent with those applicable to the Company’s other executives.
Partner Admission
Within 30 calendar days of the Effective Date, Mr. Shafir will be admitted as a limited partner of each of the Company's operating partnerships by entering into the Limited Partnership Agreements of each of the Company's operating partnerships and partner agreements with each such operating partnership that will include substantially similar provisions as, and will supersede and replace, the Employment Agreement.
Succession Arrangements
In connection with the above-described succession, Mr. Och, Och-Ziff, certain of Och-Ziff's subsidiaries and, for purposes of the mutual release set forth therein, the independent directors of the Company except for one entered into a letter agreement dated January 27, 2018 and effective as of the Effective Date (the "Letter Agreement"), pursuant to which the parties agreed to various corporate governance arrangements set forth in the term sheet attached thereto as Exhibit A (the "Term Sheet").
The following description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Class B Shareholder Committee
If Mr. Shafir continues to serve as the CEO as of 18 months from the Effective Date, then the Class B Shareholder Committee will relinquish its consent rights with respect to the approval of a successor CEO as of that 18 month date.
The Class B Shareholder Committee will be disbanded and the Class B Shareholders Agreement will be terminated (the "Class B Committee Dissolution") effective as of the Transition Date.  The "Transition Date" will be December 31, 2019, subject to extension if either (i) the Company has advised Mr. Och that he may not withdraw any capital that he may request to withdraw or (ii) Mr. Och is advised by counsel that he is prohibited by law from withdrawing any capital he has requested to withdraw.
Exchange Committee
Promptly following the Transition Date, the Exchange Committee will be disbanded and the Amended and Restated Exchange Agreement will be terminated (together with the Class B Committee Dissolution, the "Committee Dissolutions").  Thereafter, any of the Company's executive managing directors, including any Class B Shareholders, may exchange his or her vested units over a period of two years in three equal installments.
Board Composition
Following the appointment of Mr. Shafir as CEO, the Board will consist of seven members: (a) Mr. Shafir; (b) Mr. Och; (c) all those other current directors who choose to remain on the Board for another term; (d) a replacement for any designee of the Class B Shareholder Committee who decides not to stand for reelection at the 2018 Shareholder Meeting, with any such replacement to qualify as an independent director and be appointed by Mr. Och with the approval of the Nominating, Corporate Governance And Conflicts Committee (the "Nominating Committee"); and (e) if any other current directors choose not to remain on the Board, one or more replacement individual(s) who will qualify as independent directors and be selected jointly by Mr. Och and the Nominating Committee.
Continuing Role of Mr. Och
Mr. Och will remain Chairman of the Board until March 31, 2019, at which time he will resign and be replaced by a successor nonexecutive Chairman of the Board selected from the existing Board members and mutually agreed upon by the Nominating Committee and the Class B Shareholder Committee.
As Chairman of the Board, Mr. Och will oversee and be involved with the overall direction and vision of the Company.  Mr. Och will receive annual compensation in consideration for his services to the Board, in an amount consistent with the compensation of other Och-Ziff directors.
Following Mr. Och’s resignation as Chairman of the Board, Mr. Och will have the right to continue to serve as a director on the Board for so long as he continues to own interests in Och-Ziff representing at least 33% of either his current preferred units or current common equity units in the Company's Och-Ziff Operating Group entities.
Until the Committee Dissolutions, Mr. Och will continue to serve as the (i) sole member of the Class B Committee and (ii) Chairman of the Exchange Committee.  The Company will develop a transition plan with respect to Mr. Och’s other roles and responsibilities and, to the extent necessary, the Company will seek consents or waivers with respect to certain of Mr. Och's roles in order to effect such transition. As part of the transition, Mr. Och expects to continue to support the OZ Group in its initiatives and remain involved with the OZ Group to ensure its future success.  After the Committee Dissolutions, Mr. Och will generally resign from other officer positions and from the boards of directors of Och-Ziff subsidiaries and will not become director of any future OZ funds.
Investments by Mr. Och
To the extent Mr. Och or his related parties have any investments in OZ funds that were not previously charged fees as of the Effective Date, such investments will be charged the same management fees and incentive allocation as are applicable to other former executive managing directors of the Company on a "most favored nation" basis;

provided, however, that such fees shall not exceed a maximum of 1% in respect of management fees or 10% in respect of incentive fees.
Mutual Releases
In connection with entering into the foregoing arrangements, Och-Ziff and its subsidiaries, Mr. Och and the independent directors party to the Letter Agreement will provide one another with full mutual reciprocal releases.
Expenses of Mr. Och
The Company will reimburse Mr. Och for certain legal fees and expenses in an aggregate amount not to exceed $750,000.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement (including Term Sheet attached as Exhibit A), dated January 27, 2018
99.1	Press Release of the Company, dated January 30, 2018

Forward-Looking Statements
The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.
The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, dated March 1, 2017, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.
This Current Report on Form 8-K does not constitute an offer of any Oz Management fund.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Daniel S. Och
Daniel S. Och
Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors
January 30, 2018